COOPERATION AGREEMENT

     This COOPERATION AGREEMENT (hereinafter the "Agreement") is entered into on this 6th day of February 2001, by and between Medis Technologies, Ltd., a company located in New York, Now York, USA, (hereinafter "Medis"), of the one part, and SAGEM SA, Defence and Security Division, a Company existing and organized under the laws of France, whose registered office is 6, avenue d'lena 75783 PARIS Cedex 16, France, hereinafter referred to as "SAGEM SA," (hereinafter "SAGEM SA"), of the other part.

     WHEREAS, SAGEM SA is an international industrial company, and, inter alia, makes various consumer electronics, including in particular, cellular phones, handheld and manportable electronic devices called hereafter "application".

     WHEREAS, Medis' lower tier subsidiary, More Energy Ltd., of Israel, ("More") has developed certain unique proprietary technologies for the development of fuel cells, in particular in the area of direct liquid methanol fuel cells, and Medis is interested in arranging for the collaborating by More with OEM companies in the development of specific applications for More's DLM fuel cell technologies;

     WHEREAS, SAGEM SA is interested in a DLM fuel cell application for its power pack and other potential applications and desires to cooperate with Medis and More in that effort and Medis agrees to cause More to carry-out such cooperation, all on the terms hereinafter set forth.

     NOW Therefore the Parties agree as follows:

1.   BASIC NATURE OF COOPERATION

     1.1. The Parties agree that their cooperation hereunder is motivated by their mutual interest to realize a DLM fuel cell power pack which will serve as a secondary power source for SAGEM SA's application, and effort will be carried out on a best efforts basis. Each Party will be responsible for all of its own expenses connected with the implementation of this cooperation and neither Party will have any liability to the other regarding the success of this effort or otherwise. In addition neither Party is undertaking to work exclusively with the other in the area of fuel cell or battery technologies and they both retain to themselves the right to work alone or with others regarding such technologies, provided however this in no way derogates from the Parties obligations under the provisions of Section 4 ("Confidential Information").

     1.2. It is further understood that More will be developing an individual fuel cell which will then be incorporated in a larger assembly which will constitute a power pack secondary power source and that this application will require a number of such individual fuel cells. The integration and qualification of the power pack shall be managed by a joining team composed by representatives of SAGEM SA and More able to take decisions concerning the contents of the test plan and the location where the test plan will be performed.

     1.3. Should the development effort by More to develop a DLM fuel cell power pack as a secondary power source for the SAGEM SA application be successfully achieved hereunder, the Parties may negotiate a further agreement under which SAGEM SA could purchase DLM fuel cell power packs from More or be licensed by More to manufacture same for the sole use with the SAGEM SA application against which it was developed. Should either Party not wish to enter into such a further agreement or fail to agree on the terms thereof, neither Party will have any liability to the other and their cooperation will end pursuant to the termination provisions of this Agreement.

2.   EVALUATION OF INDIVIDUAL CELL

     The Parties will each designate a senior engineer as the Project manager for the respective Party and those two individuals will be authorized by the Parties to make all necessary technical decisions in implementation of this agreement for their respective company.

     SAGEM SA shall provide to More a test plan concerning the evaluation of state of the art individual fuel cell with the purpose to better understand the More current technology and to anticipate the key issues for the integration of such devices in a portable equipment. This test plan will be carried out by More under the SAGEM SA supervision.

3.   DESIGN OF A POWER PACK PROTOTYPE

     With better knowledge of system considerations, outputs of ss. 2, this phase will address the manufacturing process and cost for a future power pack dedicated to SAGEM SA application. SAGEM SA dealing with high technologies with a large engineering expertise agrees to undertake some engineering work jointly with More to design a powerpack.

     The outputs of this phase is to design a power pack prototype able to drive an application, to be manufactured and tested in step ss. 4. For this purpose, a technical specification will be raised by SAGEM SA, taking into account system considerations and the identified physical barriers.

     It is understood that the individual cell being part of the powerpack will consider the last technical improvements achieved from the evaluation phase.

4.   DEVELOPMENT, MANUFACTURING & TESTING OF A POWERPACK PROTOTYPE

     More and SAGEM SA undertake the development of a DLM powerpack prototype following a design output from ss. 3. The powerpack casing and accessories required for the system operation will be manufactured by SAGEM SA, More will integrate the individual fuel cells. The powerpack prototype will be tested first by More at More Facility after final assembly under a specific test plan mutually agreed. The optimized prototype will then be tested at SAGEM SA under a specific mutually agreed test plan. The purpose of these test plans is to understand the behavior of the powerpack connected to a representative load, to optimize the interface electronic circuit and to establish the management rules of the powerpack in the different operational scenario.

     It is understood that the individual cell being part of the powerpack will consider the last technical improvements achieved from the beginning of the evaluation phase.

     An optimization phase will follow this work so that a definitive concept could be selected for the next phase dedicated to a proven powerpack.

5.   DEVELOPMENT, MANUFACTURING AND TESTING OF A PROVEN POWERPACK

     More and SAGEM SA undertake the development of a DLM powerpack following the optimized design output from ss. 4. The powerpack casing and accessories required for the system operation will be designed and manufactured by SAGEM SA, More will integrate the optimized individual fuel cells and will test the complete units under mutually agreed acceptance test procedures.

     It is understood that the individual cell being part of the powerpack will consider the last technical improvements achieved from the beginning of the evaluation phase.

     Few units will be manufactured and tested in appropriate conditions agreed mutually by each party. The achievements of this phase will condition the introduction of the demonstrators at the end user level for evaluation and promotion.

     It is understood by SAGEM SA that this effort is to achieve a proven prototype of the DLM fuel cell power pack as a secondary power source. The effort hereunder does not include production engineering for such individual fuel cell or DLM fuel cell power pack. A production engineering effort, if desired by SAGEM SA, would require a separate agreement mutually acceptable to the Parties.

6.   PRIMARY POWER SOURCE

     Upon successful fulfillment of the effort hereunder regarding the Powerpack, the Parties will define a continuing development effort between them for a primary power source for mutually agreed SAGEM SA applications based upon a design and development effort similar to the one set forth herein for the Powerpack.

7.   SCHEDULE

     A development plan is attached to this cooperation agreement at the end of the document. This particular plan is dedicated to a cell phone application.

8.   CONFIDENTIAL INFORMATION

     8.1. The term "Confidential Information" as used in this Agreement shall mean all trade secrets and information which is proprietary to either Party (In the case of More, fuel cell technology and in the case of SAGEM SA, cell phone technology) including. but not limited to, type design data, drawings, photographs, specifications, models, prototypes, designs, materials, construction or assembly, computer hardware and software, technical, commercial and operational information concerning products, information concerning manufacturing methods and techniques, quality control and test methods, cost and pricing data and product applications. Information disclosed in other than written form shall be considered Confidential Information only to the extent that the disclosing Party summarizes the same in written form, which clearly and conspicuously identifies the Confidential Information. Such summary shall be transmitted to the receiving Party within thirty (30) calendar days of the non-written disclosures.

     8.2. More hereby acknowledges that it is not presently in possession of know how or technology related to the design or manufacture of cellular phones and SAGEM SA hereby acknowledges that it is not presently in possession of know how or technology for a DLM fuel cell. Each Party shall hold all Confidential Information disclosed to it in strict confidence and will not disclose or use the Confidential Information for its benefit or the benefit of any other company or entity anywhere in the world or any other purpose other than for the purpose of carrying out the cooperation as expressly set forth in this Agreement. Notwithstanding the foregoing, each Party may disclose Confidential Information of the other Party if and only to the extent required pursuant to any legal process or order issued by any court, provided (a) prior notice is given to the other Party before any such disclosure is made in order to enable such Party to seek to obtain a protective order, and (b) that any such disclosure shall not result in such Confidential Information becoming subject to any of the exceptions listed in paragraph 4.3 below.

     8.3. The restrictions on Confidential Information shall not apply if the receiving Party demonstrates that the:

          8.3.1 information was already in the public domain at the time of disclosure; or

          8.3.2 information, which though originally confidential, subsequently becomes part of the public domain through no fault of the receiving Party.

In each case, the receiving Party shall notify the disclosing Party in writing of its intent to make any disclosure based on one of the above-listed exceptions at least 30 days in advance (including a description of the information to be disclosed and the basis for the claimed exception).

     8.4. The receiving Party shall maintain all Confidential Information in the same manner that such Party maintains its own Confidential Information, provided that the standard of care required shall be at least a reasonable industry standard.

     8.5. Any disclosure of Confidential Information shall be limited to the receiving Party's employees who have a strict need for such Confidential Information in performance of this Agreement. The receiving Party shall advise its employees of its obligations pursuant to this Agreement in regards to the nature and treatment of Confidential Information.

     8.6. All Confidential Information disclosed by More in connection with this Agreement and all of the resulting know how, technology, data, or information resulting from the development of the DLM fuel cell and/or DLM fuel cell secondary power source application hereunder is and shall remain the exclusive property of More. SAGEM SA acknowledges that the More fuel cell technology is of an extremely sensitive proprietary nature and therefore SAGEM SA shall refrain from disassembling any fuel cell delivered to SAGEM SA hereunder and shall not make or allow any other party to make any attempt to reverse engineer the DLM fuel cell technology of More.

     8.7. At any time that the disclosing Party may request, but no later than seven (7) calendar days after such request, the receiving Party shall return the Confidential Information to the disclosing Party and shall certify in writing that all copies thereof in the receiving Party's possession have been destroyed.

     8.8. If the disclosing Party at any time does not require performance and/or enforcement of any provision of this Agreement, this shall not be construed as a waiver of its rights under this Agreement, nor shall the disclosing Party not taking any action affect its rights at some later date to enforce these rights under this Agreement for a breach of any of the provisions of this Agreement.

     8.9. Each Party acknowledges that a breach of any provision of this Agreement will result in irreparable injury and continuing damage to the disclosing Party's for which there will be no adequate remedy at law. In the event of any alleged or anticipated breach by the receiving Party of any provision of this Agreement, the disclosing Party shall be entitled to injunctive relief, without the necessity of proof or actual damage, and to such other and further relief as may be proper.

     8.10. This Section 7 shall survive any expiration or termination of this Agreement.

9.   TERMINATION

     Either Party may cancel this Cooperation Agreement by giving written notice to the other Party hereto. Upon such cancellation, each Party will return and/or destroy any Confidential Information of the other Party in its possession and other than the provisions of Section 4 above, neither Party will have any further obligation or liability vis-a-vis the other Party hereunder.

10.  APPLICABLE LAW

     This Cooperation Agreement is governed in all respects by the federal laws of Switzerland. All disputes arising in connection with this Agreement shall be exclusively and finally settled by arbitration in accordance with the rules of arbitration of the international chamber of commerce by three arbitrators appointed in accordance with the said rules. The place of arbitration shall be Geneva, Switzerland. The arbitral procedure shall be conducted in the English language. The arbitration award shall be final and binding on the parties.

11.  ASSIGNMENT

     Neither this Cooperation Agreement nor any activity set forth herein, may be delegated, assigned, or otherwise transferred in any manner by either Party without the prior express written consent of the other Party hereto.

12.  NON-WAIVER

     Any failure by either Party to enforce any of the provisions of this Cooperation Agreement or to require at any time the performance by the other Party of any of the provisions hereof, shall in no way affect the validity of this Cooperation Agreement or any part hereof, or the right of either Party thereafter to enforce each and every such provision.

13.  NOTICES

     All notices and other communications required or authorized hereunder shall be given in writing by personal delivery, registered air mail or telex, and shall be addressed to the respective Party as follows:

         To SAGEM SA
         Attention:        Patrick CURLIER

         To More
         Attention:        Zvi REHAVI

In connection with the Cooperation Agreement between Sagem and Medis Technologies, both parties agree to maintain the existence of the Agreement and the work to performed under the Projects thereunder in confidence and shall not disclose same by way of any public announcements and/or other publicity, including without limitation at conferences, congresses etc., without the other Parties' prior written consent, which consent shall not be unreasonably withheld, provided that any disclosure required to be made by either Party under law shall be made only after consultation with the other Party as to the form and content of such disclosure.

     Such notices/communications shall be deemed received (in the case of personal delivery) on the date personally delivered/sent, as the case may be, or (in the case of registered airmail communications) within fourteen (14) days of mailing.

14.  ENTIRE AGREEMENT

     This Cooperation Agreement shall constitute the entire and complete agreement between the Parties regarding the subject matter hereof and supersedes all prior communications and/or agreements between the Parties in respect of any of the Parties' rights and/or obligations set forth hereunder. Any additions and/or amendments and/or changes and/or modifications to the terms and conditions of this Cooperation Agreement shall be in writing and shall be signed by duly authorized representatives of both Parties.

     IN WITNESS WHEREOF, the Parties hereto have signed this AGREEMENT on the day and year first hereinabove written.

       SAGEM SA                                 MEDIS TECHNOLOGIES LTD.
By:    /s/ Jacques Paccard               By:    /s/ Robert K. Lifton
       -----------------------------            ------------------------------

Name:  Jacques Paccard                   Name:  Robert K. Lifton
       -----------------------------            ------------------------------

       Managing Director
Title: Defense and Security Division     Title: Chairman and CEO
       ------------------------------           ------------------------------